Exhibit 10.1

March 10, 2010

Bank of America, N.A.

One Hundred Middle Street, Suite 329

Portland, Maine 04101-4673

Attention: Ward Graffam

Re:	Request for Consent

Dear Mr. Graffam:

The purpose of this letter is to advise you that Maine & Maritimes Corporation (the “Company”) is negotiating a merger of the Company with a subsidiary of BHE Holdings, Inc. (the “Transaction”). The signing of a merger agreement would constitute an event of default under the following agreements between the Company’s wholly-owned subsidiaries and Bank of America:

(1)	Section 8.01(k) of Credit Agreement dated October 7, 2005, with Maine Public Service Company;

(2)	Section 8.01(k) of Letter of Credit and Reimbursement Agreement dated January 31, 2006, with Maine Public Service Company for the 1996 Series Bonds;

(3)	Section 8.01(k) of Letter of Credit and Reimbursement Agreement dated January 31, 2006, with Maine Public Service Company for the 2000 Series Bonds; and

(4)	Section 7.11 of Loan Agreement dated May 8, 2008, with MAM Utility Services Group.

We hereby request Bank of America’s consent to the signing of the merger agreement, including an acknowledgement that Bank of America does not consider the signing of the merger agreement to be an event of default, with the understanding that we will need one or more additional consents in order to consummate the Transaction if Bank of America will continue to be a lender to the Company or any of its affiliates after the closing. We understand that this consent does not apply to any matters other than our entering into the merger agreement and that we are still obligated to comply with the terms of the applicable loan and security documents. We also agree to keep you informed about the progress of the Transaction. We would appreciate it if you would indicate your consent by signing on the following page. Please fax or mail the signed consent to the attention of Patrick C. Cannon, General Counsel for the Company, 209 State Street, Presque Isle, Maine 04769, facsimile (207) 760-2423, telephone (207) 760-2422.

209 STATE STREET  •  P.O. Box 789  •  PRESQUE ISLE, ME 04769-0789

PHONE: 207-760-2499  •  FAX: 207-760-2498  •  TOLL-FREE (U.S. & CANADA) 877-272-1523

WWW.MAINEANDMARITIMES.COM

Please call either of us if you would like to discuss this request.

Very truly yours,

MAINE & MARITIMES CORPORATION

By:	/s/ Michael I. Williams
Michael I. Williams Chief Financial Officer
Telephone: (207) 760-2428

The undersigned hereby consents to the Company signing a merger agreement as set forth above, and agrees that doing so does not constitute a default under any of the listed documents, but reserves all of its other rights including those relating to a closing of the Transaction, as outlined above.

BANK OF AMERICA, N.A.

By:	/s/ Ward I. Graffam Jr.

Name:	Ward I. Graffam Jr.

Title:	Vice President